Exhibit 99.1

3190 Fairview Park Drive	News
Falls Church, VA 22042-4523
www.generaldynamics.com

January 21, 2004
Contact: Rob Doolittle
Tel 703 876 3199
Fax 703 876 3186
rdoolitt@generaldynamics.com

General Dynamics Fourth Quarter
Revenues Increase 23 Percent

•	Excellent cash flow

•	Solid earnings

•	Record backlog

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2003 fourth quarter revenues of $4.8 billion, a 23 percent increase over 2002 fourth quarter revenues of $3.9 billion. Net earnings in the 2003 fourth quarter were $279 million, or $1.40 per share on a fully diluted basis, compared with 2002 fourth quarter net earnings of $157 million, or $0.78 per share fully diluted, after a charge for a discontinued operation. Earnings from continuing operations in the fourth quarter of 2002 were $269 million, or $1.33 per share fully diluted.

Sales for the full year of 2003 were $16.6 billion, compared with $13.8 billion for 2002, an increase of 20 percent. Total net earnings for 2003 were $1.004 billion, or $5.04 per share on a fully diluted basis, compared with total net earnings of $917 million, or $4.52 per share fully diluted, for 2002.

Net cash provided by operating activities totaled $897 million in the quarter and $1.7 billion for the year. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $788 million in the quarter and $1.5 billion for the year.

Funded backlog at the end of 2003 was $25.3 billion, and total backlog was $41 billion, compared with $24.3 billion and $38.7 billion, respectively, at the end of the third quarter.

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“We finished 2003 on an exceptional note,” said Nicholas D. Chabraja, General Dynamics chairman and CEO. “Net cash was almost $900 million in the quarter, further strengthening our very solid balance sheet. We had revenue growth of 23 percent over the same period last year, and total backlog at the end of 2003 totaled more than $41 billion, an increase of 42 percent from a year ago.”

Chabraja continued, “Our business aviation group performed well in the fourth quarter, signing 34 new orders in the period and continuing a trend of quarter-over-quarter earnings improvement starting with the second quarter of 2003. Pre-owned sales activity was strong, leaving only one aircraft available for sale at the end of the year. Gulfstream continued to manage its costs effectively, maintained high productivity and strengthened its core business by bringing new products to market.

“In other areas, the Information Systems and Technology and Combat Systems groups were bolstered by many new contracts in the quarter,” Chabraja continued. “Highlights include a $2 billion contract award to Combat Systems for development of manned ground vehicles for the U.S. Army’s Future Combat Systems, or FCS; several FCS-related awards to Information Systems and Technology units; and an award for continued technical and engineering support of the Joint C4ISR Battle Center, which leads the transformation of joint-force command, control, communications, computers, intelligence, surveillance, and reconnaissance (C4ISR) capabilities. In addition, Marine Systems received funding for two DDGs, and conversion of the first of four submarines in the SSGN program commenced.

“Looking ahead in 2004, we anticipate continued solid performance from Combat Systems and Information Systems and Technology and margin improvement in Marine Systems. We are also cautiously optimistic regarding improved performance at Gulfstream,” Chabraja said. “We anticipate revenue growing to over $19 billion, earnings at the high end of the previous guidance range of $5.40 to $5.50 per share, with free cash flow from operations closely approximating net income.”

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General Dynamics, headquartered in Falls Church, Virginia, employs approximately 67,600 people worldwide. The company has leading market positions in land and amphibious combat systems, mission critical information systems and technologies, shipbuilding and marine systems, and business aviation.

Any “Forward-Looking Statements” in this press release as to future results of operations and financial projections reflect the company’s views, but are necessarily subject to risks and uncertainties and no assurances can be given that such expressed or implied results will be achieved. A more complete expression of these risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission, and you are encouraged to review these filings, of which the form 10-K and forms 10-Q may be of particular interest.

WEBCAST INFORMATION: General Dynamics will webcast its fourth quarter security analyst conference call, scheduled for 11 a.m. Eastern Daylight Time on Wednesday, January 21, 2004. Those accessing the webcast will be able to listen to management’s discussion of the fourth quarter, as well as the question and answer session with security analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available beginning at 2 p.m. on January 21 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 719-457-0820; passcode 367875. It will be available from 2 p.m. on January 21 until midnight on February 4, 2004.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance

	2003	2002	$	%

NET SALES	$4,834	$3,937	$897	22.8%
OPERATING COSTS AND EXPENSES	4,420	3,571	(849)

OPERATING EARNINGS	414	366	48	13.1%
Interest, Net	(39)	(11)	(28)
Other Income, Net	—	39	(39)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	375	394	(19)	(4.8)%
Provision for Income Taxes	96	125	29

EARNINGS FROM CONTINUING OPERATIONS	$279	$269	$10	3.7%

Discontinued Operations, Net of Tax	—	(112)	112

NET EARNINGS	$279	$157	$122	77.7%

EARNINGS PER SHARE — BASIC
Continuing Operations	$1.41	$1.34	$0.07	5.2%
Discontinued Operations	$—	$(0.56)	$0.56

Net Earnings	$1.41	$0.78	$0.63	80.8%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	197.7	201.0

EARNINGS PER SHARE — DILUTED
Continuing Operations	$1.40	$1.33	$0.07	5.3%
Discontinued Operations	$—	$(0.55)	$0.55

Net Earnings	$1.40	$0.78	$0.62	79.5%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	199.6	202.2

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance

	2003	2002	$	%

NET SALES	$16,617	$13,829	$2,788	20.2%
OPERATING COSTS AND EXPENSES	15,150	12,247	(2,903)

OPERATING EARNINGS	1,467	1,582	(115)	(7.3)%
Interest, Net	(98)	(45)	(53)
Other Income, Net	3	47	(44)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,372	1,584	(212)	(13.4)%
Provision for Income Taxes	375	533	158

EARNINGS FROM CONTINUING OPERATIONS	$997	$1,051	$(54)	(5.1)%

Discontinued Operations, Net of Tax	7	(134)	141

NET EARNINGS	$1,004	$917	$87	9.5%

EARNINGS PER SHARE — BASIC
Continuing Operations	$5.04	$5.22	$(0.18)	(3.4)%
Discontinued Operations	$0.04	$(0.67)	$0.71

Net Earnings	$5.08	$4.55	$0.53	11.6%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	197.8	201.4

EARNINGS PER SHARE — DILUTED
Continuing Operations	$5.00	$5.18	$(0.18)	(3.5)%
Discontinued Operations	$0.04	$(0.66)	$0.70

Net Earnings	$5.04	$4.52	$0.52	11.5%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	199.2	202.9

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)
DOLLARS IN MILLIONS

	Fourth Quarter		Variance

	2003	2002	$	%

NET SALES:

INFORMATION SYSTEMS AND TECHNOLOGY	$1,528	$993	$535	53.9%
COMBAT SYSTEMS	1,287	956	331	34.6%
MARINE SYSTEMS	1,122	1,007	115	11.4%
AEROSPACE	829	907	(78)	(8.6)%
RESOURCES	68	74	(6)	(8.1)%

TOTAL	$4,834	$3,937	$897	22.8%

OPERATING EARNINGS:

INFORMATION SYSTEMS AND TECHNOLOGY	$140	$107	$33	30.8%
COMBAT SYSTEMS	135	107	28	26.2%
MARINE SYSTEMS	51	72	(21)	(29.2)%
AEROSPACE	83	53	30	56.6%
RESOURCES	5	27	(22)	(81.5)%

TOTAL	$414	$366	$48	13.1%

OPERATING MARGINS:

INFORMATION SYSTEMS AND TECHNOLOGY	9.2%	10.8%
COMBAT SYSTEMS	10.5%	11.2%
MARINE SYSTEMS	4.5%	7.1%
AEROSPACE	10.0%	5.8%
RESOURCES	7.4%	36.5%
TOTAL	8.6%	9.3%

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)
DOLLARS IN MILLIONS

	Twelve Months		Variance

	2003	2002	$	%

NET SALES:

INFORMATION SYSTEMS AND TECHNOLOGY	$4,978	$3,681	$1,297	35.2%
COMBAT SYSTEMS	4,166	2,923	1,243	42.5%
MARINE SYSTEMS	4,271	3,650	621	17.0%
AEROSPACE	2,946	3,289	(343)	(10.4)%
RESOURCES	256	286	(30)	(10.5)%

TOTAL	$16,617	$13,829	$2,788	20.2%

OPERATING EARNINGS:

INFORMATION SYSTEMS AND TECHNOLOGY	$538	$436	$102	23.4%
COMBAT SYSTEMS	463	323	140	43.3%
MARINE SYSTEMS	216	287	(71)	(24.7)%
AEROSPACE	218	447	(229)	(51.2)%
RESOURCES	32	89	(57)	(64.0)%

TOTAL	$1,467	$1,582	$(115)	(7.3)%

OPERATING MARGINS:

INFORMATION SYSTEMS AND TECHNOLOGY	10.8%	11.8%
COMBAT SYSTEMS	11.1%	11.1%
MARINE SYSTEMS	5.1%	7.9%
AEROSPACE	7.4%	13.6%
RESOURCES	12.5%	31.1%
TOTAL	8.8%	11.4%

Exhibit D
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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Fourth Quarter	Fourth Quarter
	2003	2002

Cash	$860	$328

Short-term Debt	$747	$750
Long-term Debt	3,296	721

Total Debt	$4,043	$1,471

Net Debt	$3,183	$1,143
Shareholders’ Equity	$5,921	$5,199
Debt-to-Equity	68.3%	28.3%
Debt-to-Capital	40.6%	22.1%
Book Value per Share	$29.91	$25.87

	Quarter	Year-to-date	Quarter	Year-to-date

Net Cash Provided by Operating Activities	$897	$1,723	$531	$1,125
Capital Expenditures	(109)	(224)	(118)	(264)

Free Cash Flow From Operations (A)	$788	$1,499	$413	$861

Total Taxes Paid	$102		$109

Depreciation and Depletion	$62		$41
Other Intangible Assets Amortization	22		9

Depreciation, Depletion and Amortization	$84		$50

Company Sponsored R&D (B)	$75		$64
Employment	67,600		53,900
Sales Per Employee	$274,900		$261,400
Shares Outstanding	197,966,192		200,993,102
Weighted Average Shares Outstanding -
Basic	197,748,132		200,980,700
Diluted	199,553,584		202,186,083

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses. Free cash flow from operations does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(B)	Includes Independent Research and Development and Bid and Proposal costs and Gulfstream product development costs.

Exhibit E

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BACKLOG (UNAUDITED)
DOLLARS IN MILLIONS

	Fourth Quarter 2003

			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value

INFORMATION SYSTEMS AND TECHNOLOGY	$6,164	$1,529	$7,693	$6,517	$14,210
COMBAT SYSTEMS	6,029	2,447	8,476	162	8,638
MARINE SYSTEMS	8,775	9,388	18,163	—	18,163
AEROSPACE	4,127	2,397	6,524	—	6,524
RESOURCES	163	57	220	—	220

TOTAL	$25,258	$15,818	$41,076	$6,679	$47,755

	Third Quarter 2003

			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value

INFORMATION SYSTEMS AND TECHNOLOGY	$5,931	$1,409	$7,340	$6,506	$13,846
COMBAT SYSTEMS	5,569	699	6,268	160	6,428
MARINE SYSTEMS	8,810	9,774	18,584	—	18,584
AEROSPACE	3,831	2,431	6,262	—	6,262
RESOURCES	180	64	244	—	244

TOTAL	$24,321	$14,377	$38,698	$6,666	$45,364

(A)	IDIQ contract value represents management’s estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, these contracts are recognized in backlog when funded.

Exhibit F

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AEROSPACE
NEW AIRCRAFT FIRM ORDERS (UNAUDITED)

	2002			2003

	1H	2H	Total	1H	2H	Total

LARGE AIRCRAFT	33	24	57	19	38	57
MID-SIZE AIRCRAFT	14	7	21	8	13	21

TOTAL(1)(2)	47	31	78	27	51	78

CANCELLATIONS	—	(6)	(6)	(8)	(4)	(12)

TOTAL ORDERS	47	25	72	19	47	66

(1)	Includes option exercises.

(2)	Excludes fractional activity. The company received orders for 55 aircraft in 2002 and cancellations for 7 aircraft in 2003 from fractional customers.

NEW AIRCRAFT DELIVERIES (UNAUDITED)

	Fourth Quarter		Twelve Months

	2003	2002	2003	2002

GREEN:

LARGE AIRCRAFT	13	14	50	61
MID-SIZE AIRCRAFT	8	3	24	24

TOTAL	21	17	74	85

COMPLETIONS:

LARGE AIRCRAFT	12	15	49	68
MID-SIZE AIRCRAFT	12	6	25	26

TOTAL	24	21	74	94

PRE-OWNED:	7	21	31	36

Exhibit G

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